UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2024

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1751 River Run, Suite 400

Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 438-6168

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2024, TFF Pharmaceuticals, Inc. held its 2024 Annual Meeting of Stockholders, for the purposes of:

●	Electing seven (7) directors, each to serve until our 2025 Annual Meeting of Stockholders;

●	Approving an amendment to our 2021 Stock Incentive Plan to increase the number of shares reserved under the plan; and

●	Ratifying the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

All of the persons nominated to serve on our board of directors, namely Harlan Weisman, M.D., Brandi Roberts, Robert S. Mills, Stephen C. Rocamboli, Catherine Lee, Michael Patane, Ph.D. and Thomas B. King, were elected to our board of directors, with shares voted as follows:

Name	For	Withheld	Broker Non-Votes
Harlan Weisman	983,540	23,309	448,361
Brandi Roberts	969,004	37,845	448,361
Robert S. Mills	892,721	114,128	448,361
Stephen C. Rocamboli	891,799	115,050	448,361
Catherine Lee	970,401	36,448	448,361
Michael Patane, Ph.D.	961,243	45,606	448,361
Thomas B. King	963,896	42,953	448,361

In addition, our shareholders approved an amendment to our 2021 Stock Incentive Plan, with shares voted as follows:

For	821,962
Against	168,284
Abstain	16,603

There were 448,361 broker non-votes on the approval the amendment to our 2021 Stock Incentive Plan.

In addition, our shareholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, with shares voted as follows:

For	1,430,941
Against	17,616
Abstain	6,653

There were no broker non-votes on the ratification of our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: June 7, 2024	/s/ Kirk Coleman
Kirk Coleman,
Chief Financial Officer

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